                                                                     Exhibit 1.1
                                                                     -----------


                              IWO Holdings, Inc.

                             Independent Wireless
                                      One
                                  Corporation




                                 $160,000,000

                          160,000 Units Consisting of
                           14% Senior Notes due 2011
       and Warrants to Purchase 2,000,040 Shares of Class C Common Stock




                              Purchase Agreement

                               JANUARY 26, 2001



              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
           (an affiliate of Credit Suisse First Boston Corporation)

                             CHASE SECURITIES INC.

                         BNP PARIBAS SECURITIES CORP.

                                UBS WARBURG LLC

                                  $160,000,000

                               IWO HOLDINGS, INC.

                      INDEPENDENT WIRELESS ONE CORPORATION


                          160,000 Units Consisting of
                           14% Senior Notes due 2011
       and Warrants to Purchase 2,000,040 Shares of Class C Common Stock



                               PURCHASE AGREEMENT



                                January 26, 2001


Donaldson, Lufkin & Jenrette Securities Corporation
 (An affiliate of Credit Suisse First Boston Corporation)
Chase Securities Inc.
BNP Paribas Securities Corp.
UBS Warburg LLC

c/o Donaldson, Lufkin & Jenrette Securities Corporation
Eleven Madison Avenue
New York, New York 10010

Dear Sirs:

          IWO Holdings, Inc., a Delaware corporation (the "Company"), proposes
                                                           -------
to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (an affiliate of Credit Suisse First Boston Corporation), Chase Securities Inc., BNP Paribas Securities Corp. and UBS Warburg LLC (each, an "Initial Purchaser" and,
                                                         -----------------
collectively, the "Initial Purchasers") 160,000 units (the "Units"), each
                   ------------------                       -----
consisting of

$1,000 in aggregate principal amount at maturity of its 14% Senior Notes due 2011 (the "Initial Notes"), and one warrant (a "Warrant") to purchase
           -------------                        -------
12.50025 shares of the Company's Class C common stock, par value $0.01 per share ("Common Stock"), subject to the terms and conditions set forth herein. The
  ------------
Initial Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the
----------
Company, the Guarantor (as defined below) and Firstar Bank, N.A., as trustee (the "Trustee"). The Initial Notes and the Exchange Notes (as defined below)
      -------
issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed (the "Guarantee") initially by
 -----                                       ---------
Independent Wireless One Corporation (the "Guarantor"), and by future
                                           ---------
subsidiaries of the Company that become Restricted Subsidiaries (as defined in the Indenture) (the Guarantor and such future subsidiaries are referred to collectively as the "Guarantors"). The Warrants will be issued pursuant to a
                     ----------
warrant agreement (the "Warrant Agreement"), to be dated as of the Closing Date,
                        -----------------
between the Company and Firstar Bank, N.A., as warrant agent (the "Warrant
                                                                   -------
Agent"). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein, collectively, as the "Warrant Shares." The Units, the
                                          --------------
Notes, the Guarantees and the Warrants are referred to herein, collectively, as the "Securities." Capitalized terms used but not defined herein shall have the
     ----------
meanings given to such terms in the Indenture or Warrant Agreement, as applicable.

     1.  Offering Circular.  The Units will be offered and sold to the
         -----------------
Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The
                                                                ---
Company and the Guarantor have prepared a preliminary offering circular, dated January 23, 2001 (the "Preliminary Offering Circular") and a final offering
                       -----------------------------
circular, dated January 26, 2001 (the "Offering Circular"), relating to the
                                       -----------------
Units.

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture and the Warrant Agreement, the Initial Notes and the Warrants (and, as to both the Initial Notes and the Warrants, all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear a legend in substantially the following form, together with such other legends as may be set forth in the Indenture or Warrant Agreement, as applicable:

     This security (or its predecessor) was originally issued in a transaction exempt from registration under the United States

Securities Act of 1933 (the "Securities Act"), and this security [and the class c common stock issuable upon exercise hereof] may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of this SECURITY is hereby notified that the seller of this SECURITY may be relying on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A thereunder.

     The holder of this security agrees for the benefit of the company that (A) this security [and the class c common stock issuable upon exercise hereof] may be offered, resold, pledged or otherwise transferred, only (i) to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, (b) the holder must, prior to certain transfers of this security [and the class c common stock issuable upon exercise hereof], furnish to the company or its agents such certificates, legal opinions and other information as may be reasonably requested, and ( c) the holder will, and each subsequent holder is required to, notify any purchaser of this SECURITY from it of the resale restrictions referred to in (A) and (b) above.


     2.   Agreements to Sell and Purchase.  On the basis of the representations,
          -------------------------------
warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Units set forth opposite the name of such Initial Purchaser in Schedule A attached hereto at a purchase price equal to $970.00 per Unit (the "Purchase Price").
                                       --------------

     3.   Terms of Offering.  The Initial Purchasers have advised the Company
          -----------------
that the Initial Purchasers will make offers (the "Exempt Resales") of the Units
                                                   --------------
purchased hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) persons permitted to purchase the Units in offshore
  ----
transactions in reliance upon Regulation S under the Act (each, a "Regulation S
                                                                   ------------
Purchaser") (such persons specified in clauses (i), (ii) and (iii) being
---------
referred to herein as the "Eligible Purchasers").  The Initial Purchasers will
                           -------------------
offer the Units to Eligible Purchasers initially at a price equal to $1,000.00 per Unit. Such price may be changed at any time without notice.

     The purchase price shall be allocated for United States federal income tax purposes as follows: $950.26 to each Note and $49.74 to each Warrant.

     Holders (including subsequent transferees) of the Units will have the registration rights set forth in the registration rights agreement (the "Notes
                                                                         -----
Registration Rights Agreement"), to be dated the Closing Date, substantially in
-----------------------------
the form of Exhibit A hereto, and the registration rights agreement (the

"Warrant Registration Rights Agreement"), to be dated the Closing Date,
--------------------------------------
substantially in the form of Exhibit B hereto, for so long as such Initial Notes, Warrants or Warrant Shares constitute "Transfer Restricted Securities"
                                              ------------------------------
(as defined in the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement, as applicable). Pursuant to the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement, as applicable, (i) the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances
                                         ----------
set forth therein, (x) a registration statement under the Act (the "Exchange
                                                                    --------
Offer Registration Statement") relating to the Company's 14% Senior Notes due
----------------------------
2011 (the "Exchange Notes"), to be offered in exchange for the Initial Notes
           --------------
(such offer to exchange being referred to as the "Exchange Offer") and the
                                                  --------------
Guarantees thereof and (y) a shelf registration statement pursuant to Rule 415 under the Act (the "Notes Shelf Registration Statement" and, together with the
                    ----------------------------------
Exchange Offer Registration Statement, the "Notes Registration Statements")
                                            -----------------------------
relating to the resale by certain holders of the Initial Notes and to use their respective reasonable best efforts to cause such Notes Registration Statements to be declared and remain effective and usable for the periods specified in the Notes Registration Rights Agreement and to consummate the Exchange Offer and
(ii) the Company will agree to file with the Commission under the circumstances set forth therein a registration statement pursuant to Rule 415 under the Act ("Warrant Shelf Registration Statement") relating to the resale of the Warrants,
--------------------------------------
the issuance of shares of Common Stock upon exercise of the Warrants and the resale of the Warrant Shares and to use its best efforts to cause such Warrant Shelf Registration Statement to be declared and remain effective and usable for the periods specified in the Warrant Registration Rights Agreement. This Agreement, the Indenture, the Notes, the

Guarantee, the Warrants, the Warrant Agreement, the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."
                                           -------------------

     4.   Delivery and Payment.
          --------------------

          (1) Delivery of, and payment of the Purchase Price for, the Units shall be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 7th Floor, New York, NY 10166 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on February 2, 2001, or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Units are herein called the "Closing Date."
                   ------------

          (b) One or more of the Initial Notes in definitive Initial form and one or more of the Warrants in definitive global form, in each case registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"),
                                                                        ---
having, in the case of the Initial Notes, an aggregate principal amount corresponding to the aggregate principal amount of the Initial Notes ( collectively, the "Global Note") and representing, in the case of Warrants, the
                   -----------
right to purchase the number of Warrant Shares corresponding to the aggregate number of Warrant Shares (collectively, the "Global Warrant"), shall be
                                             --------------
delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note and the Global Warrant shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5.   Agreements of the Company and the Guarantor.  Each of the Company and
          -------------------------------------------
the Guarantor hereby agrees with the Initial Purchasers as follows:

          (1) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Circular or the Offering Circular untrue or that requires any additions to or changes in the Preliminary Offering Circular or the Offering Circular in order to make the statements therein not misleading. The Company and the Guarantor shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Company and the Guarantor shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (2) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (3) During such period as in the opinion of counsel for the Initial Purchasers an Offering Circular is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Securities are outstanding, (i) not to make any amendment or supplement to the Offering Circular of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Circular which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

          (4) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances when such Offering Circular is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Circular to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Circular so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Circular will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

          (5) Prior to the sale of all Securities pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Securities for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under securities or Blue Sky laws as the Initial Purchasers may reasonably request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor the Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Circular, the Offering Circular or Exempt Resales in any jurisdiction in which it is not now so subject.

          (6) So long as any of the Securities are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantor to its security holders in their capacities as such or publicly available documents furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

          (7) So long as any of the Securities remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
                                                               ------------
to make available to any holder of such Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.
              ---------------------

(8) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantor under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantor and accountants of the Company and the Guarantor in connection with the sale and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Units, Initial Notes and the Warrants in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation
                                                   ----
System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the
                  ------
Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (viii) the fees and expenses of the Warrant Agent and the Warrant Agent's counsel in connection with the Warrant Agreement and the Warrants, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Securities, (xi) all costs and expenses of the Exchange Offer, any Notes Registration Statement and any Warrant Shelf Registration Statement, as set forth in the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement, (xii) all costs and expenses incurred in connection with the Pledge Account as described in the Indenture, and (xiii) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section.

          (9) To use its best efforts to effect the inclusion of the Units, Initial Notes and Warrants in PORTAL and to maintain the listing of the Units, Initial Notes and Warrants on PORTAL for so long as the Units, Initial Notes and Warrants are outstanding.

          (10) To obtain the approval of DTC for "book-entry" transfer of the Notes and the Warrants as Units and as separate securities, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantor to DTC relating to the approval of the Notes and the Warrants as Units and as separate securities by DTC for "book-entry" transfer.

          (11) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any securities of the Company (including any common stock of the Company) or any Guarantor or any warrants, rights or options to purchase or otherwise acquire common stock of the Company or securities of the Company or any Guarantor substantially similar to any of the Securities (other than (i) the Units, (ii) the Notes and the Guarantees, (iii) the Warrants, and (iv) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

          (12) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of Securities under the Act.

          (13) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities.

          (14) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

     6.   Representations, Warranties and Agreements of the Company and the
          -----------------------------------------------------------------
Guarantor.  As of the date hereof, each of the Company and the Guarantor,
----------
jointly and severally, represents and warrants to, and agrees with, the Initial Purchasers that:

          (1) The Preliminary Offering Circular and the Offering Circular do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (2) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Circular and the Offering Circular and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse
                                                          ----------------
Effect").
------

          (3) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights. The authorized capital stock of the Company conforms to the description thereof contained in the Offering Circular in all material respects.

          (4) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature other than those imposed under the Guarantor's credit facilities as disclosed in the Offering Circular (each, a "Lien").
                                             ----

          (5) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

          (6)  The Warrant Agreement has been duly authorized by the

Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Warrant Agreement has been validly executed and delivered by the Company, the Warrant Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (7) The Warrants have been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Warrants have been executed and countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Initial Purchasers as part of a Unit, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Warrants will conform to the description thereof contained in the Offering Circular in all material respects.

          (8) The Warrant Shares have been duly and validly authorized for issuance by the Company and, when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid, nonassessable and not subject to any preemptive or similar rights.

          (9) The Indenture has been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been validly executed and delivered by the Company and the Guarantor. When the Indenture has been duly executed and delivered by the Company and the Guarantor, the Indenture will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of
              ---      -------------------
the Commission applicable to an indenture which is qualified thereunder.

          (10) The Initial Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Initial Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement as part of a Unit, the Initial Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Initial Notes will conform to the description thereof contained in the Offering Circular in all material respects.

          (11) The Exchange Notes have been duly authorized by the Company.
When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Exchange Notes will conform to the description thereof contained in the Offering Circular in all material respects.

          (12) The Guarantee to be endorsed on the Initial Notes by the Guarantor has been duly authorized by the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Guarantor. When the Initial Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement as part of a Unit, the Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Guarantee to be endorsed on the Initial Notes will conform to the description thereof contained in the Offering Circular in all material respects.

          (13) The Guarantee to be endorsed on the Exchange Notes by the Guarantor has been duly authorized by the Guarantor and, when issued, will have been duly executed and delivered by the Guarantor. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Exchange Notes will conform to the description thereof in the Offering Circular in all material respects.

          (14) The Notes Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantor. When the Notes Registration Rights Agreement has been duly executed and delivered, the Notes Registration Rights Agreement will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Notes Registration Rights Agreement will conform to the description thereof contained in the Offering Circular in all material respects.

          (15) The Warrant Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Warrant Registration Rights Agreement has been duly executed and delivered, the Warrant Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Warrant Registration Rights Agreement will conform to the description thereof contained in the Offering Circular in all material respects.

          (16) Each of the Company and the Guarantor has duly and validly authorized the issuance of the Initial Notes, the Guarantees and the Warrants as Units.

          (17) The Units conform to the description thereof contained in the Offering Circular in all material respects.

          (18) The security and control agreement (the "Security Agreement")
                                                        ------------------
to be entered into by the Company, the Trustee and Firstar Bank, N.A. as securities intermediary (in such capacity, the "Securities Intermediary") has
                                                -----------------------
been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Security Agreement has been duly executed and delivered, the Security Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Security Agreement will conform to the description thereof contained in the Offering Circular in all material respects.

          (19) The provisions of the Security Agreement are effective to create, in favor of the Trustee to secure the Obligations (as defined in the Security Agreement), a valid security interest in the Company's rights in all Security Entitlements.

          (20) The provisions of the Security Agreement are effective to perfect the security interest of the Trustee in the Security Entitlements.

          (21) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except, in the case of
(ii) above as would not be reasonably likely to result in a Material Adverse Effect.

          (22) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantor, compliance by the Company and the Guarantor with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property.

          (23) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantor, compliance by the Company and the Guarantor with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound,
(ii) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (iii) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except for any of (i) through (iii) above as would not result, singly or in the aggregate, in a Material Adverse Effect.

          (24) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would result, singly or in the aggregate, in a Material Adverse Effect.

          (25) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any
                                                   ------------------
provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules
  -----
and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (26) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all
           -------------
governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, result in a Material Adverse Effect.

          (27) The accountants that have certified the financial statements and supporting schedules included in the Preliminary Offering Circular and the Offering Circular are independent public accountants with respect to the Company and the Guarantor, as required by the Act and the Exchange Act.

          (28) The historical financial statements, together with related schedules and notes forming part of the Offering Circular (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Circular at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Circular (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (29) The pro forma financial statements included in the Preliminary Offering Circular and the Offering Circular have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Circular and the Offering Circular; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Circular are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.


          (30) Except as disclosed in the Preliminary Offering Circular and the Offering Circular, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Act with respect to any securities of the Company or the Guarantor or to require the Company or the Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Notes Registration Statement or the Warrants or Warrant Shares registered pursuant to any Warrant Shelf Registration Statement.

          (31) Neither the Company nor the Guarantor is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (32) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (33) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or the Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or the Guarantor's retaining any rating assigned to the Company or the Guarantor, any securities of the Company or the Guarantor or (ii) has indicated to the Company or the Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, the Guarantor or any securities of the Company or the Guarantor.

          (34) Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development reasonably likely to involve a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development reasonably likely to involve a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

          (35) Each of the Preliminary Offering Circular and the Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (36) When the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (37) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantor or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as any of the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof, except as disclosed in the Offering Circular.

          (38) Prior to the effectiveness of any Notes Registration Statement, the Indenture is not required to be qualified under the TIA.

          (39) Neither of the Company, the Guarantor nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to any of the
                             ------------
Securities.

          (40) Neither of the Company or the Guarantor shall have taken or omitted to take any action that shall have resulted in any Securities offered and sold in reliance on Regulation S not to have been offered and sold only in offshore transactions.

          (41) The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (42) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

          (43) The Company, the Guarantor and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Circular will contain the disclosure required by Rule 902(h).

          (44) The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the restricted period (the "Restricted Period") referred to in Rule 903(b)(3) of the Act and
             -----------------
only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act. In the case of the Units, the Warrants and the Common Stock issuable upon exercise of the Warrants, the Restricted Period expires one year after the later of the commencement of the offering of the Units pursuant hereto and the Closing Date. In the case of the Initial Notes, the Restricted Period expires 40 days after the later of the commencement of the offering of the Units pursuant hereto and the Closing Date.

          (45) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in a registration statement on Form S-1 under the Act which is not so described in the Offering Circular.

          (46) All indebtedness of the Company and the Guarantor (or any of their respective predecessors) that will be repaid with the proceeds of the issuance and sale of the Units was incurred, and the indebtedness represented by the Initial Notes is being incurred, for proper purposes and in good faith and each of the Company and the Guarantor (or any of their respective predecessors) was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) able to pay their respective debts as they mature.

          (47) Each certificate signed by any officer of the Company or the Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor to the Initial Purchasers as to the matters covered thereby.

          (48) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Circular or as would not be reasonably likely to result in a Material Adverse Effect.

          (49) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently
                                            ---------------------
employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (50) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not be reasonably likely to have a Material Adverse Effect.

          (51) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (52) All material Tax returns required to be filed by the Company have been timely filed and all such Tax returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Company have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company in accordance with generally accepted accounting principles. There are no proposed Tax assessments against the Company. The accruals and reserves on the books and records of the Company in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. Since December 31, 2000, the Company has not incurred any liability for Taxes other than in the ordinary course of its business. For purposes of this Agreement, the term 'Tax" or "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

          (53) There are no liens for Taxes upon any property or assets of the Company, except for statutory liens for Taxes not yet due. No material Tax audits are pending with regard to any Taxes or Tax returns of the Company and the Company has not received notification that any such audit is contemplated or may be initiated.

          (54) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Units, the Initial Notes, the Guarantees, the Warrants or the Warrant Shares, or suspends the sale of the Securities in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities in any jurisdiction referred to in Section 5(e).

          (55) The Company has provided the Initial Purchasers and counsel for the Initial Purchasers true and correct copies of each and every material agreement (or, if an agreement has not been reduced to writing, a written enumeration of the terms of such agreement) between and among the Company and any Related Party (as such term is defined below), on the one hand, and Sprint PCS and any Related Party on the other, including in each case any amendments and addenda thereto and restatements thereof, as in effect on the date hereof (collectively, the "Sprint Agreements"). For purposes of this subparagraph and
                    -----------------
the immediately following subparagraph, "Related Party" shall have the meaning
                                         -------------
given to such term
in the Schedule of Definitions incorporated by reference in that certain Sprint PCS Management Agreement executed by the Company and Sprint PCS as of February 9, 1999 (the "Sprint PCS Management Agreement").
                       -------------------------------

          (56) To the Company's knowledge, each of the Sprint Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of and (C) is enforceable in accordance with its terms against, the Company and any Related Party, to the extent each is a party thereto.

          (57) To the best of the Company's knowledge, each of the Sprint Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of and (C) is enforceable in accordance with its terms against, Sprint PCS and any Related Party, to the extent each is a party thereto.

          (58) The execution, delivery and performance of the Sprint Agreements by the Company and any of its affiliates that are a party thereto, the compliance to date by the Company and such affiliates with all the provisions thereof and the consummation to date of the transactions contemplated thereby do not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have already been obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time, or both, would constitute a breach of or a default under), (1) the charter or by-laws of the Company or any of its subsidiaries or (2) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization, except, in the case of each of (A), (B)(2), (C) and (D), such as would not be reasonably likely to result in a Material Adverse Effect.

          (59) Each of the Sprint Agreements (including, without limitation, the Sprint PCS Management Agreement) is, and the Sprint Agreements viewed as a whole are, consistent with the terms and conditions of the License (as such term is defined in the Sprint PCS Management Agreement) as the Federal Communications Commission (the "FCC") has construed the terms of such License, or similar
                 ---
licenses,
to date and, to the best of the Company's knowledge, is not otherwise contrary to FCC policies, rules and regulations or other applicable law, rules or regulations.

          (60) The Company, the Guarantor and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Circular will contain the disclosure required by Rule 902(h).

          (61) The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the relevant Restricted Period and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

     The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantor and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7.   Initial Purchasers' Representations and Warranties.   Each Initial
          --------------------------------------------------
Purchaser represents and warrants to, and agrees with, the Company and the
Guarantor:

          (1) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities.

          (2) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act.

          (3) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (4) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (a) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (b) Regulation S Purchasers, in each case, that agree that (x) the Securities purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Securities, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (5) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities.

          (6) The Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (7) The sale of the Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (8) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise (x) in the case of the Units, the Warrants and the Common Stock issuable upon exercise of the Warrants, until one year after the later of the commencement of the offering of the Units pursuant hereto and the Closing Date, and (y) in the case of the Initial Notes after the Separation Date (as defined in the Offering Circular) until 40 days after the later of the commencement of the offering of the Units pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such one-year restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

          (9) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities and is not acquiring the securities for or on behalf of, and will not transfer the securities to, any pension or welfare plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any other plan (as defined in Section 4975(e)(1) of the Internal Revenue Code (the "Code"), except:
                                              ----

     (i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

     (ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

     (iii) to the extent such purchase is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "1940 Act"), that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in
     Section 202(a)(2) of the 1940 Act with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a State authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

     (iv) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA and Section 414(d) of the Code) which is not subject to the provisions of Title I of ERISA or Section 4975 of the Code;

     (v) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account,if the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied;

     (vi) to the extent such purchase is made on behalf of a plan by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase securities, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of such securities; or

     (vii) to the extent such purchase will not otherwise give rise to a transaction described in Section 406 or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

          (10) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the Restricted Period, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

     "The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not
                                              --------------
     be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until one year [after the Separation Date this period should be adjusted to 40 days with respect to the Initial Notes] after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          (11) Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by global securities that may not be exchanged for definitive securities until the expiration of the applicable Restricted Period and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

     Such Initial Purchaser acknowledges that the Company and the Guarantor and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantor and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

     8.   Indemnification.
          ---------------

          (1) The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), the Preliminary Offering Circular or any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Securities pursuant to
Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchaser (and not with respect to the information provided by any other Initial Purchaser); provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Circular shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Circular, as then amended or supplemented, (so long as the Offering Circular and any amendment or supplement thereto was provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Circular, as so amended or supplemented.

          (2) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantor, to the same extent as the foregoing indemnity from the Company and the Guarantor to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchasers (and not with respect to the information provided by any other Initial Purchaser) expressly for use in the Preliminary Offering Circular or the Offering Circular.

          (3) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person
 -----------------
against whom such indemnity may be sought (the "indemnifying party") in writing
                                                ------------------
and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (4) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Units, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Guarantor, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Units purchased by each of the Initial Purchasers hereunder and not joint.

          (5) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     9.   Conditions of Initial Purchasers' Obligations.  The obligations of the
          ---------------------------------------------
Initial Purchasers to purchase the Units under this Agreement are subject to the satisfaction of each of the following conditions:

          (1) All the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (2) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to any of the Securities than that on which the Units were marketed.

          (3) Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development reasonably likely to involve a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development reasonably likely to involve a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Circular.

          (4) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chief Executive Officer and the Chief Operating Officer of the Company and the Guarantor, confirming the matters set forth in Sections 6(hh), 9(a) and 9(b) and stating that each of the Company and the Guarantor has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

          (5) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company and the Guarantor, to the effect that:


               (1) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

               (2) the Warrants have been duly authorized and, when executed by the Company in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

               (3) the Warrant Shares have been duly and validly authorized for issuance by the Company and, when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid, nonassessable and not subject to any preemptive or similar rights pursuant to the General Corporation Law of the State of Delaware or the Company's certificate of incorporation or any other preemptive or similar rights;

               (4) the Initial Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this

          Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

               (5) the Guarantee has been duly authorized and, when the Initial Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms;

               (6) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms;

               (7) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

               (8) The Notes Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms;

               (9) the Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

               (10) the Exchange Notes have been duly authorized;

               (11) the discussion set forth in the Offering Circular under the caption "Certain United States Federal Tax Considerations," constitutes a fair and accurate summary of the

          United States federal tax consequences to holders who purchase Units pursuant to the Offering Circular.

               (12) Insofar as the statements in the Offering Circular purport to describe specific provisions of the Units, the Notes, the Warrants, the capital stock of the Company or the Guarantor, the Company's credit facilities and the Purchase Agreement, such statements present in all material respects an accurate summary of such provisions.

               (13) neither the issuance of the Notes or Guarantee nor the execution, delivery and performance by either the Company or the Guarantor of the Operative Documents to which it is a party, do or will violate the charter or bylaws of such party;

                    (i) neither of the issuance of the Notes or Guarantee nor
               the execution, delivery and performance by either Company or the Guarantor of the Operative Documents to which it is a party, do or will violate, or require any authorization, consent, waiver or approval of any governmental authority or regulatory body of the State New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to such party that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Operative Documents or the General Corporation Law of the State of Delaware;

               (14) neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Circular, will not be, required to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (15) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

               (16) no registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming
          (i) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement and (ii) the accuracy of the representations of the Company and the Guarantor set forth in Sections 6(ii), (jj) and (kk) of this Agreement.

               (17) The Security Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (18) The provisions of the Security Agreement are effective to create, in favor of the Trustee to secure the Obligations (as defined in the Security Agreement), a valid security interest in the Company's rights in all Security Entitlements (as defined in the Security Agreement).

               (19) The provisions of the Security Agreement are effective to perfect the security interest of the Trustee in the Security Entitlements.

          The foregoing opinions as to enforceability and the legal, valid and binding nature of obligations may be subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. The opinion of Gibson Dunn & Crutcher LLP may be subject to other customary exceptions, assumptions and qualifications.

          At the time the foregoing opinion is delivered, Gibson Dunn & Crutcher LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except to the extent specified in subsections (xi) and (xii)), no facts have come to its attention which lead it to believe that the Offering Circular, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data included in the Offering Circular).

          (6) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Hage and Hage LLC, counsel for the Company and the Guarantor, to the effect that:

               (1) each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate (or similar) power and authority to carry on its business as described in the Offering Circular and to own, lease and operate its properties;

               (2) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

               (3) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

               (4) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any Lien;

               (5) the statements under the caption "Regulation of the Wireless Telecommunications Industry" in the Offering Circular, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

               (6) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

               (7) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantor, the compliance by the Company and the Guarantor with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

               (8) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

               (9) neither the Company nor any of its subsidiaries has violated any Environmental Law or any provisions of ERISA, any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect;

               (10) to the best of such counsel's knowledge after due inquiry, each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

               (11) to the best of such counsel's knowledge after due inquiry, except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Act with respect to any securities of the Company or the Guarantor or to require the Company or the Guarantor to include such securities with any Securities registered pursuant to the Notes Registration Statement or the Warrant Shelf Registration Statement;

               (12) to the best of such counsel's knowledge after due inquiry, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with, to such counsel's knowledge, such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Circular;

               (13) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in
                        ---------------------
          connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

               (14) Neither the issuance of the Notes or Guarantee nor the execution, delivery, and performance by either the Company or the Guarantor of the Operative documents to which it is a party, do or will violate, to the best of our knowledge, any order, judgment or decree of any court or other agency of government binding on such party.

     The foregoing opinions as to enforceability and the legal, valid and binding nature of obligations may be subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. The opinion of Hage and Hage LLC may be subject to other customary exceptions, assumptions and qualifications.

               (7) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to Donaldson, Lufkin & Jenrette Securities Corporation.

               (8) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from each of PricewaterhouseCoopers LLP, and Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Circular.

               (9) The Initial Notes and Warrants as Units shall have been approved by the NASD for trading and duly listed in PORTAL.

               (10) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantor and the Trustee.

               (11) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Warrant Agreement which shall have been entered into by the Company and the Warrant Agent.

               (12) The Company and the Guarantor shall have executed the Notes Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantor.

               (13) The Company shall have executed the Warrant Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

               (14) Neither the Company nor the Guarantor shall have failed at or prior to the Closing Date to perform or comply in any material way with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantor, as the case may be, at or prior to the Closing Date.

               (15) The Company shall have (i) granted to the Trustee for its benefit and the ratable benefit of the Holders of the Notes a valid, perfected and first priority security interest in the Securities Account, the Pledged Securities (as defined in the Security Agreement) and related collateral to secure the Company's payment and performance of its Obligations (as defined in the Security Agreement), and (ii) executed and delivered the Security Agreement to evidence that security interest. The Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Trustee and the Securities Intermediary.

     10. Effectiveness of Agreement and Termination. This Agreement shall
         ------------------------------------------
become effective upon the execution and delivery of this Agreement by the parties hereto.

          If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Units which it or they have agreed to purchase hereunder on such date and the aggregate amount of the Units which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Units to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the amount of the Units set forth opposite its name in Schedule B bears to the aggregate amount of the Units which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Units which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate amount of the Units which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of the Units without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Units and the aggregate amount of the Units with respect to which such default occurs is more than one-tenth of the aggregate amount of the Units to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial
Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Circular or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

          This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Circular, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     11.  Miscellaneous.  Notices given pursuant to any provision of this
          -------------
Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to IWO Holdings, Inc., 319 Great Oaks Boulevard, Albany, New York 12203, Tel: (518) 862-6001 and (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, Eleven Madison Avenue, New York, New

York 10010, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          In this Agreement, the term "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation until such time (currently anticipated to be February 1, 2001) as Credit Suisse First Boston Corporation succeeds to DLJ's business, whether by merger, sale of assets or otherwise, at which time "DLJ" will mean Credit Suisse First Boston Corporation, which shall be considered a successor of DLJ hereunder and shall be treated as having assumed DLJ's obligations hereunder, including those under Section 2.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantor and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the Guarantor, the officers or directors of the Company or the Guarantor, or any person controlling the Company or the Guarantor, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 or solely by reason of a default by the Initial Purchasers in their obligation to purchase the Securities pursuant to
Section 2 hereof, after all conditions, hereunder have been satisfied by the Company and the Guarantor in accordance herewith) the Company and the Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and the Guarantor also agree, jointly and severally, to reimburse the Initial Purchasers and their respective officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantor, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantor and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Initial Purchasers.


                         Very truly yours,

                         IWO HOLDINGS, INC.



                         By:  /s/ Steven M. Nielsen
                            -----------------------
                            Name:  Steven M. Nielsen
                            Title:  Chief Executive Officer

                         INDEPENDENT WIRELESS ONE
                            CORPORATION



                         By:  /s/ Steven M. Nielsen
                            -----------------------
                            Name:  Steven M. Nielsen
                            Title:  Chief Executive Officer

DONALDSON, LUFKIN & JENRETTE SECURITIES
  CORPORATION



By:  /s/ William L. Spiro
     --------------------
     Name:  William L. Spiro
     Title:  Senior Vice President


CHASE SECURITIES INC.



By:  /s/ Jessica Laxman
     ------------------
     Name:  Jessica Laxman
     Title:  Vice President


BNP PARIBAS SECURITIES CORP.



By:  /s/ David Weinstein
     -------------------
     Name:  David Weinstein
     Title:  Managing Director


UBS WARBURG LLC



By:  /s/ Dominic Lester
     ------------------
     Name:  Dominic Lester
     Title:  Executive Director

By:  /s/ F. Davis Terry, Jr.
     -----------------------
     Name:  F. Davis Terry, Jr.
     Title:  Managing Director

                             SCHEDULE A



Initial Purchaser                                            Number of Units


Donaldson, Lufkin & Jenrette Securities Corporation...          56,000,000

Chase Securities Inc..................................          56,000,000

BNP Paribas Securities Corp...........................          24,000,000

UBS Warburg LLC.......................................          24,000,000
                                                               ===========

Total.................................................         160,000,000
                                                               ===========

                                 SCHEDULE B

                                Subsidiaries

                          Independent Wireless One
                                 Corporation

                   Independent Wireless One Leased Realty
                                 Corporation

                                     S-2